EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 15, 2002, included in this Registration Statement (Form S-1) and related Prospectus of Seagate Technology Holdings for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

San Jose, California
October 9, 2002